CME Development Corporation

- and -

Wallace Macmillan

CONTRACT OF EMPLOYMENT

CONTRACT OF EMPLOYMENT AND STATEMENT OF PARTICULARS PURSUANT TO SECTION 1 OF THE EMPLOYMENT RIGHTS ACT 1996

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Name and Address of Employer:	CME Development Corporation c/o 8 th Floor, Aldwych House 71-91 Aldwych, London, WC2B,4HN (the “Company” )

Name and address of Employee:	Wallace Macmillan of: 34 Copperfields, West Wycombe Road, High Wycombe, Bucks, HP12 4AN

Date this contract takes effect	March 17, 2003

  1          JOB TITBLE AND DUTIES

  1.1       Your job title is Vice-President and Chief Financial Officer, reporting to and subject to the direction and authorization of the Chief Operating Officer or such other executive as determined by the CEO of CME Ltd, you will perform such functions and undertake such responsibilities as are customarily associated with such a position.

  1.2       In addition to your main duties you will be required to carry out such other duties consistent with your position as the Company may from time to time require. You shall diligently and faithfully perform such duties and exercise such powers as may from time to time be assigned or vested in you in relation to the management or conduct of the Company by the board of directors of the Company.

  1.3       You shall use your best endeavours to promote and protect the interests of the Company and shall not do anything which is harmful to those interests.

  1.4       You shall devote the whole of your time (unless prevented by ill-health or accident or otherwise directed by the Company) to the duties of this contract and you shall not be directly or indirectly interested or concerned in any manner in any other business except with the Company’s prior written consent. If such consent is given, you must provide the Company with the number of hours worked for any other employer each month.

  2          PLACE OF WORK

  2.1  You will be based in the Company’s London office.

  2.2       The duties of this appointment shall relate primarily to the UK but it is agreed that your position will require that you spend extensive time travelling outside the UK when required by the Company for the proper performance of your duties.

  3          REMUNERATION

  3.1       Your basic salary is 160,000 pounds (£) per annum, payable by equal monthly instalments in arrears by credit transfer into your bank account.

  3.2       The Company will review your salary annually on or before March 17,each year. Any increase of your salary is entirely at the Company’s discretion and the Company will have no contractual obligation to increase your salary.

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  3.3       You shall be entitled to participate in an annual discretionary “Pay For Performance” scheme which will be awarded pro rate for time served in 2003 should any award be payable.

  3.4       The amount, if any, of such a Pay For Performance shall be determined by the Chief Executive of the Company, and is subject to the approval of the Compensation Committee of CME Media Enterprises LTD. The Company shall provide you with the opportunity to earn annual Pay For Performance. The amount of any such Pay For Performance will be assessed by the CEO on the basis of achievement of yearly personal deliverables, and the performance of the Company on a combined EBITDA basis in relation to the Budget. The personal deliverables shall be established annually together with the CEO as part of the budget process.

  3.5       The target performance pay shall be 33 and 1/3% of the yearly compensation. If 85% of the budget is achieved, you will be eligible for 50% of the target performance pay. If EBITDA is 150% of Budget, you will be eligible for a performance payment equal to 200% of the target performance pay. Amounts of performance pay between 50% and 200% of the target based upon EBITDA achieved shall be calculated according to a non-linear scale. The Compensation Committee may, at its sole discretion, modify the method or basis of calculation of the target performance pay for any given year.

  3.6       Pay For Performance payment shall be made in two instalments. The first instalment shall be made in the first pay period following the Board’s approval of the audited financial statements and the second instalment shall be made in the July pay period. In order to be eligible for these instalments you must be a full time employee of the Company at the time the payment is due.

  3.7       In the event of any dispute in the calculation of the performance pay, the decision of the Compensation Committee in accordance with the above criteria shall be final.

  3.8       The Company may, in the future, decide to grant you options to purchase stocks of the Company. Any future grant shall be entirely in the Company’s discretion and its terms shall be determined by the Compensation Committee and shall be approved by the Board of Directors of CME Ltd. Any such grant shall be subject and governed by the Company’s Stock Option Plan in effect at the time of the grant. This section may not, under any circumstances, be interpreted as an entitlement on your part to demand option grants.

  4          OTHER BENEFITS

  4.1       During the term of this contract you are entitled to membership of the following schemes (each referred to below as an “insurance scheme” ):

              4.1.1    a medical expenses insurance scheme providing such cover for you and your spouse/partner and any children under the age of eighteen (18) as the Company may from time to time notify to you;
              4.1.2     a salary continuance on long-term disability insurance scheme providing such cover for you as the Company may from time to time notify to you;

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             4.1.3    a life insurance scheme under which a lump sum benefit shall be payable on your death while this contract continues, the benefit of which shall be paid to your dependants or such other beneficiary as the trustees of the scheme select at their discretion, after considering any beneficiaries identified by you in any expression of your wishes delivered to the trustees before your death. The benefit is equal to 2 times your basic annual salary at your death but basic annual salary for this purpose shall not exceed Inland Revenue limits;

             4.1.4    a personal accident insurance scheme providing such cover for you as the Company may from time to time notify to you.

  4.2       Benefits under any insurance scheme shall be subject to the rules of the scheme(s) and the terms of any applicable insurance policy and are conditional upon your complying with and satisfying any applicable requirements of the insurers. Copies of these rules and policies and particulars of the requirements shall be provided to you on request. The Company shall not have any liability to pay any benefit to you under any insurance scheme unless it receives payment of the benefit from the insurer under the scheme.

  4.3       Any insurance scheme which is provided for you is also subject to the Company’s right to alter the cover provided or any term of the scheme or to cease to provide (without replacement) the scheme at any time if in the opinion of the Company your state of health is or becomes such that the Company is unable to insure the benefits under the scheme at the normal premiums applicable to a person of your age.

  4.4       The provision of any insurance scheme does not in any way prevent the Company from lawfully terminating this contract in accordance with the provisions in clause  10 even if to do so would deprive you of membership of or cover under any such scheme.

  4.5       In addition to the above, and except as provided in Section 3.8, you will be entitled to all Company Benefits on such terms that are no less favourable than other senior non-expatriate executives.

  5         EXPENSES

  The Company shall reimburse you for all reasonable expenses incurred by you in the proper performance of your duties under this contract, on production of appropriate receipts.

  6         HOURS OF WORK

  6.1       Your normal working hours are 40 hours per week/from 0900 to 1800 Monday to Friday together with such additional hours as may be necessary for the proper performance of your duties. This may include working in the evenings outside normal office hours at weekends or on public holidays. No additional pay or time off will be permitted.

  6.2       In accordance with the Working Time Regulations 1998, your average working time should not exceed 48 hours for each seven day period in any reference period unless you have agreed, in a separate agreement, to opt-out of this limit.

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  7         HOLIDAYS

  7.1       You are entitled to 20 days’ holiday with pay every calendar year in addition to bank and other public holidays. The Company’s holiday year runs from 1 st January to 31 st December.

  7.2       Your holiday entitlement is inclusive of your statutory entitlement which is twenty (20) days per annum. When calculating your statutory entitlement bank and public holidays are taken into account. The statutory entitlement cannot be carried over from one holiday year to the next and no pay in lieu can be made to you.

  7.3       Your entitlement to holiday accrues pro rata throughout each holiday year (disregarding fractions of days). You will be deemed to have taken statutory holiday first.

  7.4       Any entitlement to holiday remaining at the end of any holiday year over and above your statutory entitlement shall lapse and no payment in lieu will be made for accrued untaken holiday.

              7.4.1    If you have taken holiday in excess of your entitlement on termination of employment you will be required to give account for it and the Company will make a deduction from your final salary payment accordingly. If you have accrued holiday owing to you, the Company may at its discretion, require you to take the outstanding holiday during any notice period or make a payment in lieu thereof.

              7.4.2    For the purposes of clause 7.4.1 above, a day’s pay will be calculated on the basis of 1/260th of your annual salary less deductions.

  7.5       If your employment is terminated without notice, you will not be entitled to holiday pay for holiday which would have accrued during the notice period, had you continued to be employed throughout that time.

  8         SICKNESS

  8.1       The Company may from time to time require you to be examined by a medical adviser nominated by the Company and you agree to provide such formal consents as may be necessary for the results of such examinations to be disclosed to the Company.

  8.2       You will cease to accrue holiday, subject to any entitlement under Working Time Regulations 1998 If you have been absent from work due to sickness for four (4) consecutive weeks or more. If you are absent for a period of 180 consecutive days or 180 days in aggregate in any 12 month period, the Company may terminate your employment on giving you one 12 months’ notice or may terminate with immediate effect and make a payment in lieu of notice.

  8.3       During any period of absence from work due to sickness or injury you will be entitled to sick pay subject to satisfactory evidence from a medical practitioner and inclusive of Statutory Sick Pay ( “SSP” ). The Company may also deduct from these payments the amount of any social security benefits you may be entitled to receive.

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  8.4       SSP regulations apply and the following should be noted:

              8.4.1    No SSP is payable for the first three (3) qualifying days of a period of incapacity for work, unless these are linked to a previous period of incapacity as set out at 8.4.3 below. These first three qualifying days are referred as to “waiting days”.

              8.4.2    Provided the certification set out in clause 8.4.3 below is supplied by you, SSP will be payable from the fourth qualifying day in a period of incapacity for work up to a maximum of twenty eight (28) weeks. Qualifying days are days of the week on which you are required to be available for work within the terms of your contract.

              8.4.3    If two (2) periods of incapacity for work are linked by fifty six (56) days or less and provided you have completed three waiting days in the first period of incapacity, these will count as waiting days for the purpose of the second period and the first day of absence in the second period will qualify for payment of SSP.

  NOTIFICATION OF ABSENCE

  8.5       Payment of SSP (or any other payment during sickness) is conditional upon your notifying the Company of your incapacity for work on the first day of your absence and upon certifying your absence as follows:

              8.5.1    for absences of up to seven (7) successive calendar days inclusive you must on your return to work complete and sign the Sickness Declaration form, copies of which you may obtain from your immediate supervisor;

              8.5.2    for absences of eight (8) successive calendar days or more you must supply a medical certificate signed by a Doctor and keep the Company regularly informed about your expected date of return to work.

  9          PENSION

  9.1       There is currently no pension scheme applicable to your employment and you will be contracted into the State Scheme. However, access to a Stakeholder Pension is available to eligible employees.

  9.2       Normal retiring age is sixty five (65).

  10       TERMINATION

  10.1     The Company may terminate this contract on giving you 12 months notice in writing (the “Notice Term”) to expire at any time.

  10.2     The Company may at any time and in its absolute discretion (whether or not any notice of termination has been given under clause 10.1 above) terminate this contract with immediate effect and make a payment in lieu of notice. This payment will comprise solely your basic salary (at the rate payable when this option is exercised) and shall not include any Pay For Performance, pension contributions or any other benefits and shall be subject to deductions for income tax and national insurance

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  contributions as appropriate. You will not, under any circumstances, have any right to payment in lieu unless the Company has exercised its option to pay in lieu of notice.

  10.3     Your employment may be terminated by the Company without notice or payment in lieu of notice only by reason of your gross misconduct. Examples of gross misconduct are set out in the Company’s employee handbook, and the disciplinary and appeal procedures set forth therein shall govern any such circumstance.

  10.4     Upon the termination by whatever means of this contract you shall immediately return to the Company all documents, computer media, credit cards, keys and all other property belonging to or relating to the business of the Company which is in your possession or under your power or control and you must not retain copies of any of the above.

  10.5     In case you fail for a period of 180 consecutive days, or for shorter periods aggregating more than 180 days during any twelve-month period, to render the services contemplated hereunder for reasons other then sickness as described in Section 8.2 above , then the Company, at its option, may terminate your employment by notice from the Company to you, effective on the giving of 12 months such notice (“Disability”). or terminate with immediate effect and make a payment in lieu of notice. In case of termination for Disability or Retirement or Death, you will be entitled to your earned salary, your accrued vacation and your basic salary (at the rate payable when this option is exercised) and to all benefits vested at the effective date of termination. All payments shall be subject to deductions for income tax and national insurance contributions as appropriate .

  10.6     You may also terminate your employment with the Company immediately upon giving notice to the Company for Good Reason. For purposes of this contract, Good Reason shall include a material breach by the Company of this contract, a reduction in your compensation, title, position or duties. Within five (5) business days of such termination by you, the Company shall pay to you in a lump sum any earned salary, accrued vacation, one year of your basic salary (at the rate payable when this option is exercised), and all benefits vested at the time of termination, subject to appropriate deductions for income tax and national insurance contributions

  10.7     You may terminate your employment for any reason giving 90 days notice to the Company. You shall be paid your basic salary through the end of such 90-day notice period, together with all benefits vested at the time of termination. All payments shall be subject to deductions for income tax and national insurance contributions as appropriate.

  11        SUSPENSION

  11.1     The Company may suspend you from your duties on full pay to allow the Company to investigate any complaint made against you in relation to your employment with the Company.

  11.2     Provided you continue to enjoy your full contractual benefits and receive your pay in accordance with this contract, the Company may in its absolute discretion do all or

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  any of the following during the notice period or any part of the notice period, after you or the Company have given notice of termination to the other, without breaching this contract or incurring any liability or giving rise to any claim against it:

             11.2.1   Exclude you from the premises of the Company

             11.2.2   Require you to carry out only specified duties (consistent with your status, role and experience) or to carry out no duties

             11.2.3   Announce to any of its employees, suppliers, customers and business partners that you have been given notice of termination or have resigned (as the case may be)

             11.2.4   Prohibit you from communicating in any way with any or all of the suppliers, customers, business partners, employees, agents or representatives of the Company until your employment has terminated except to the extent that you are authorised by the Chief Operating Officer in writing

             11.2.5   Require you to comply with any other reasonable conditions imposed by the Company.

  11.3     You will continue to be bound by all obligations owed to the Company under this contract.

  12        CONFIDENTIAL INFORMATION

  12.1     You agree during and after the termination of your employment not to use or disclose to any person (and shall use your best endeavours to prevent the use, publication or disclosure of ) any confidential information:

             12.1.1   concerning the business of the Company and which comes to your knowledge during the course of or in connection with your employment or your holding office; or

             12.1.2   concerning the business of any client or person having dealings with the Company and which is obtained directly or indirectly in circumstances where the Company is subject to a duty of confidentiality.

  12.2     For the purposes of paragraph 12.1.1 above information of a confidential or secret nature includes but is not limited to information disclosed to you or known, learned, created or observed by you as a consequence of or through your employment, not generally known in the relevant trade or industry, about the Company’s business activities, services and processes, including but not limited to information concerning advertising, sales promotion, publicity, sales data, research, programming and plans for programming, finances, accounting, methods, processes, business plans (including prospective or pending licence applications or investments in licence holders or applicants), client or supplier lists and records, potential client or supplier lists, and client or supplier billing.

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  12.3     This clause shall not apply to information which is:

              12.3.1  used or disclosed in the proper performance of your duties or with the consent of the Company;

              12.3.2  ordered to be disclosed by a court of competent jurisdiction or otherwise required to be disclosed by law;

              12.3.3  comes into the public domain (otherwise than due to a default by you).

  13        INTELLECTUAL PROPERTY

  13.1     You shall assign with full title your entire interest in any Intellectual Property Right (defined below) to the Company to hold as absolute owner.

  13.2     You shall communicate to the Company full particulars of any Intellectual Property Right in any work or thing created by you and you shall not use, assign, purport to assign or disclose to any person or exploit any Intellectual Property Right without the prior written consent of the Company.

  13.3     In addition to and without derogation of the covenants imposed by the Law of Property (Miscellaneous Provisions) Act 1994 you shall prepare and execute such instruments and do such other acts and things as may be necessary or desirable (at the request and expense of the Company) to enable the Company (or its nominee) to obtain protection of any Intellectual Property Right vested in the Company in such parts of the world as may be specified by the Company (or its nominee) and to enable the Company to exploit any Intellectual Property Right vested in it to best advantage.

  13.4     You hereby irrevocably appoint the Company to be your attorney in your name and on your behalf to sign, execute or do any instrument or thing and generally to use your name for the purpose of giving to the Company (or its nominees) the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this clause and shall be conclusive evidence that such is the case.

  13.5     You hereby waive all of your moral rights (as defined in the Copyright, Designs and Patents Act 1988) in respect of any act by the Company and any act of a third party done with the Company’s authority in relation to any Intellectual Property Right which is or becomes the property of the Company.

  13.6     “Intellectual Property Right” means a copyright, know-how, trade secret and any other intellectual property right of any nature whatsoever throughout the world (whether registered or unregistered and including all applications and rights to apply for the same) which:

              13.6.1  relates to or is useful in connection with the business or any product or service of the Company; and

              13.6.2  is invented, developed, created or acquired by you (whether alone or jointly with any other person) during the period of your employment with the Company;

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  and for these purposes and for the purposes of the other provisions of this clause 13, references to the Company shall be deemed to include references to any Associated Company, as defined in Section 14.7 below.

  14       POST-EMPLOYMENT RESTRICTIONS

  14.1     You agree for a period of 12 months after the termination of your employment that you shall not either on your own account or on behalf of any other person, firm or company directly or indirectly, carry on or be engaged, concerned or interested in any business which is competitive with the business of the Company and with which you were actively involved in the twelve months preceding the termination of your employment (the “Restricted Business” ) within the territories of operation of the CME Group;

  14.2     You agree, in connection with the carrying on of the Restricted Business, that for a period of 12 months after the termination of your employment, you shall not, either on your own account or on behalf of any other person, firm or company directly or indirectly solicit or canvass for business from any person, firm or company who at any time during the twelve months preceding the termination of your employment was a customer of the Company or any Associated Company and with whom during that period you had material dealings;

  14.3     You agree, in connection with the carrying on of the Restricted Business that for a period of 12 months after the termination of your employment, you shall not, either on your own account or on behalf of any other person, firm or company directly or indirectly seek to do business and/or do business with any person, firm or company who at any time during the twelve months preceding the termination of your employment was a customer of the Company or any Associated Company and with whom during that period you had material dealings.

  14.4     You agree for a period of 12 months following the termination of your employment, that you shall not solicit or employ or cause to be employed, whether directly or indirectly, any employee of the Company who has substantial knowledge of confidential aspects of the business of the Company and with whom at any time during the period of twelve months prior to such termination you had material dealings.

  14.5     Each of the restrictions in this clause shall be enforceable independently of each other and its validity shall not be affected if any of the others is invalid. If any of the restrictions is void but would be valid if some part of the restriction were deleted, the restriction in question shall apply with such modification as may be necessary to make it valid.

  14.6     For the avoidance of doubt these restrictions shall not apply if the Company terminates this contract in breach.

  14.7     For the purposes of this clause and clause 13 , “Associated Company” shall mean a subsidiary (as defined by the Companies Act 1985 as amended) and any other company which is for the time being a holding company (as defined by the Companies Act 1985 as amended) of the Company or another subsidiary of any holding company.

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  15        DISCIPLINARY AND GRIEVANCE PROCEDURES

  The Company’s disciplinary and grievance procedure is set out in the Company’s employees handbook. It does not form part of your contract of employment and may be applied at the Company’s sole discretion.

  16        COLLECTIVE AGREEMENTS/WORKFORCE AGREEMENTS

  There are no collective agreements or workforce agreements applicable to you or which affect your terms of employment.

  17        DATA PROTECTION

  17.1     You acknowledge that the Company will hold personal data relating to you. Such data will include your employment application, address, references, bank details, performance appraisals, work, holiday and sickness records, next of kin, salary reviews, remuneration details and other records (which may, where necessary, include sensitive data relating to your health and data held for equal opportunities purposes). The Company will hold such personal data for personnel administration and management purposes and to comply with its obligations regarding the retention of your records. Your right of access to such data is as prescribed by law.

  17.2     By signing this contract, you agree that the Company may process personal data relating to you for personnel administration and management purposes and may, when necessary for those purposes, make such data available to its advisers, to third parties providing products and/or services to the Company and as required by law.

  18       CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

  Unless the right of enforcement is expressly granted, it is not intended that a third party should have the right to enforce the provisions of this contract pursuant to the Contracts (Rights of Third Parties) Act 1999.

  19       MONITORING OF COMPUTER SYSTEMS

  19.1     The Company will monitor messages sent and received via the email and voicemail system to ensure that employees are complying with the Company’s Information Technology policy.

  19.2     The Company reserves the right to retrieve the contents of messages for the purpose of monitoring whether the use of the email system is in accordance with the Company’s best practice, for the purpose of performance management, for the purpose of monitoring whether use of the computer system is legitimate, to find lost messages or to retrieve messages lost due to computer failure, to assist in the investigations of wrongful acts or to comply with any legal obligation.

  19.3     You should be aware that no email or voice mail sent or received through the Company’s system is private. The Company reserves and intends to exercise its right to review, audit, intercept, access and disclose on a random basis all messages created from it or sent over its computer system for any purpose. The contents of email or voice mail so obtained by the Company in the proper exercise of these powers may be disclosed without the permission of the employee. Employees should be aware that

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  the emails or voice mails or any document created on the Company’s computer system, however confidential or damaging, may have to be disclosed in court or other proceedings. An email which has been trashed or deleted can still be retrieved.

  19.4     The Company further reserves and intends to exercise its right to monitor all use of the internet through its information technology systems, to the extent authorised by law. By your signature to this contract you consent to any such monitoring.

  20       INDEMNITY

  20.1     The Company will indemnify you and pay on your behalf all Expenses (as defined below) incurred by you in any Proceeding (as defined below), whether the Proceeding which gave rise to the right of indemnification pursuant to this Agreement occurred prior to or after the date of this Agreement provided that you shall promptly notify the Company of such Proceedings and the Company shall be entitled to participate in such Proceedings and, to the extent that it wishes, jointly with you, assume the defence thereof with counsel of its choice. This indemnification shall not apply if it is determined by a court of competent jurisdiction in a Proceeding that any losses, claims, damages or liabilities arose primarily out of your gross negligence, wilful misconduct or bad faith.

  20.2     The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether brought in the name of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including, but not limited to, actions, suits or proceedings brought under or predicated upon any securities laws, in which you may be or may have been involved as a party or otherwise, and any threatened, pending or completed action, suit or proceeding or any inquiry or investigation that you in good faith believe might lead to the institution of any such action, suit or proceeding or any such inquiry or investigation, by reason of the fact that you are or were a director, officer, employee, agent or fiduciary of the Company, by reason of any action taken by you or of any inaction on your part while acting as such director, officer, employee, agent or fiduciary or by reason of the fact that you are or were serving at the request of the Company as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, whether or not you are serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

  20.3     The term "Expenses" shall include, without limitation thereto, expenses (including, without limitation, attorneys' fees and expenses) of investigations, judicial or administrative proceedings or appeals, damages, judgements, fines, penalties or amounts paid in settlement by or on behalf of you and any Expenses of establishing a right to indemnification under this Agreement.

  20.4  The Expenses incurred by you in any Proceeding shall be paid by the Company as incurred and in advance of the final disposition of the Proceeding at your written request. You hereby agree and undertake to repay such amounts if it shall ultimately be decided in a Proceeding that you are not entitled to be indemnified by the Company pursuant to this Agreement or otherwise.

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  20.5     The indemnification and advancement of Expenses provided by this Agreement shall not be deemed exclusive of any other rights to which you may be entitled under the Company’s Articles of Incorporation or Bye-Laws, any agreement, any vote of stockholders or disinterested directors, the laws under which the Company was formed, or otherwise, and may be exercised in any order you elect and prior to, concurrently with or following the exercise of any other such rights to which you may be entitled, including pursuant to directors and officers insurance maintained by the Company, both as to action in official capacity and as to action in another capacity while holding such office, and the exercise of such rights shall not be deemed a waiver of any of the provisions of this Agreement. To the extent that a change in law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Company's Articles of Incorporation, Bye-Laws and this Agreement, it is the intent of the parties hereto that you shall enjoy by this Agreement the greater benefit so afforded by such change. The provisions of this Section 20 shall survive the expiration or termination, for any reason, of this Agreement and shall be separately enforceable.

  21       GENERAL

  21.1  These terms must be read in conjunction with the Company’s employees’ handbook a copy of which you acknowledge you have received. If the terms of this contract conflict with the terms set forth in the employee handbook, the terms of this contract will prevail.

  21.2  You hereby authorise the Company to deduct from any salary payable to you any sums owing by you to the Company.

  21.3  As from the effective date of this contract all other agreements or arrangements between you and the Company shall cease to have effect.

  21.4  This shall be governed by and construed in accordance with English law.

  The Company and Wallace Macmillan agree to the terms set out above.

  /s/ Robert E Burke

  Robert E Burke

  ...............................................
  Signed for the Company

  /s/ Wallace Macmillan

  Wallace Macmillan

  ..............................................
  Signed by the Employee

  March 17, 2003

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